Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Stephanie Bowman
Chief Financial Officer
TUESDAY MORNING CORPORATION
972-934-7251

Laurey Peat
LAUREY PEAT+ ASSOCIATES
214-871-8787

TUESDAY MORNING CORPORATION

ANNOUNCES NEW CREDIT FACILITY

DALLAS, TX – December 17, 2008 — Tuesday Morning Corporation (NASDAQ: TUES) announced today that it has entered into a new five-year $150 million senior secured revolving credit facility with Bank of America, N.A. as administrative agent and Wells Fargo Retail Finance, LLC as joint lead arranger.  The new facility provides the company with more availability and liquidity than the company’s previous facility and does not have financial covenants.”

Kathleen Mason, President and Chief Executive Officer, stated, “Securing a new credit facility which provides us with greater flexibility than our previous facility is a testament to the strength of our balance sheet.  We believe that this facility represents a competitive advantage in this challenging retail environment and should give greater confidence to our shareholders and vendor partners that we are well positioned to weather the current economic storm.”

About Tuesday Morning

Tuesday Morning is a leading closeout retailer of upscale, decorative home accessories, housewares and famous-maker gifts in the United States. The Company opened its first store in 1974 and currently operates 851 stores in 45 states. Tuesday Morning is nationally known for bringing its more than 9.0 million loyal customers a unique treasure hunt of high-end, first quality, brand name merchandise...never seconds or irregulars...at prices well below those of department and specialty stores and catalogues.

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, estimates and projections.  Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend” and similar words, although some forward-looking statements are expressed differently.  You should carefully consider statements that contain these words because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial positions, and our business outlook or state other “forward-looking” information.

Reference is hereby made to “Item 1A.  Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 and the Company’s Quarterly Report on Form 10-Q for the three month period ended September 30, 2008 for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements.  These risks, uncertainties and events also include, but are not limited to, the following:  uncertainties regarding our ability to open stores in new and existing markets and operate these stores on a profitable basis; conditions affecting consumer spending; inclement weather; changes in our merchandise mix; timing and type of sales events, promotional activities and other advertising; increased or new competition; loss or departure of one or more members of our senior management, as well as experienced buying and management personnel; an increase in the cost or a disruption in the flow of our products; seasonal and quarterly fluctuations; fluctuations in our comparable store results; our ability to operate information systems and implement new technologies effectively; our ability to generate strong cash flows from our operations; our ability to maintain internal control over financial reporting; our ability to anticipate and respond in a timely manner to changing consumer demands and preferences;  and our ability to generate strong holiday season sales.  The forward-looking statements made in this press release relate only to events as of the date on which the statements were made.  We undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

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